Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



CKX, Inc. (formerly Sports Entertainment Enterprises, Inc.)
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 25, 2005, relating to the financial statements of CKX, Inc. (formerly Sports Entertainment Enterprises, Inc.) as of and for the years ended December 31, 2004 and 2003, appearing in the Prospectus (Registration Statement No. 333-123995), filed with the Securities and Exchange Commission on June 22, 2005.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PIERCY BOWLER TAYLOR & KERN



Las Vegas, Nevada

July 29, 2005